Delaware

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF OWNERSHIP, WHICH MERGES:

"SUNY DISPLAY TECHNOLOGIES, INC.", A DELAWARE CORPORATION,

WITH AND INTO "LINCOLN INTERNATIONAL CORPORATION" UNDER THE NAME OF "SUNY DISPLAY TECHNOLOGIES, INC.", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE TWENTY-FIRST DAY OF SEPTEMBER, A.D. 2007, AT 5:48 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS.

Harriet Smith Windsor

Harriet Smith Windsor, Secretary of State

3862768 8100M

071042054

AUTHENTICATION: 6020791

DATE: 09-24-07

State of Delaware
Secretary of State
Division of Corporations
Delivered 06:06 PM 09/21/2007
FILED 05:48 PM 09/21/2007
SRV 071042054 - 3862768 FILE

CERTIFICATE OF OWNERSHIP AND MERGER

OF

SUNY DISPLAY TECHNOLOGIES, INC.
(a Delaware corporation)

INTO

LINCOLN INTERNATIONAL CORPORATION
(a Delaware corporation)

Under Section 253 of the Delaware General Corporation Law

The undersigned corporation does hereby certify as follows:

FIRST: Lincoln International Corporation (the "Corporation") is a business corporation of the State of Delaware. The Certificate of Incorporation was filed with the Secretary of State on September 29, 2004.

SECOND: The Corporation is the owner of all of the outstanding shares of the stock of SUNY Display Technologies, Inc., which is also a business corporation of the State of Delaware.

THIRD: On September 20, 2007, the Board of Directors of the Corporation adopted the following resolutions to merge SUNY Display Technologies, Inc. into the Corporation:

> RESOLVED that SUNY Display Technologies, Inc. be merged into this Corporation, and that all of the estate, property, rights, privileges, powers and franchises of SUNY Display Technologies, Inc. be vested in and held and enjoyed by this Corporation as fully and entirely and without change or diminution as the same were before held and enjoyed by SUNY Display Technologies, Inc. in its name; and further
>
> RESOLVED that this Corporation shall assume all of the obligations of SUNY Display Technologies, Inc.; and further
>
> RESOLVED, that the officers of this Corporation be, and they and each of them hereby is, authorized, empowered and instructed to file a Certificate of Ownership and Merger of SUNY Display Technologies, Inc. into this Corporation pursuant to Section 253 of the Delaware General Corporation Law and to take such other

action as they may deem necessary or advisable in order to effect the merger of SUNY Display Technologies, Inc. into this Corporation, the taking of such action to be conclusive evidence as to the necessity or advisability therefor; and further

RESOLVED, that this Corporation shall change its name to SUNY Display Technologies, Inc. upon the effectiveness of the Merger; and further

RESOLVED, that the merger of SUNY Display Technologies, Inc. into this Corporation shall be effective upon filing of the Certificate of Ownership and Merger with the Secretary of State of the State of Delaware; and further

RESOLVED, that the officers of this Corporation be, and they hereby are, authorized and empowered to certify as to the adoption of any or all of the foregoing resolutions.

Dated: September 21, 2007

LINCOLN INTERNATIONAL CORPORATION

By: /s/ Lawrence Kwok-Yan Chan
Lawrence Kwok-Yan Chan
Chief Executive Officer